Nexcore Capital, Inc.
10509 Vista Sorrento Parkway, Suite 300
San Diego, CA 92121

Global Services Partners Acquisition Corporation
Falls Church, Virginia

We hereby consent to the inclusion in this amendment no. 4 to the Registration Statement on Form S-4 of our fairness opinion letter dated January 7, 2008 relating to the proposed business combination between Global Services Partners Acquisition Corporation and SouthPeak Interactive, LLC as well as the summary of our fairness opinion letter prepared by GSPAC in this Registration Statement.

/s/ Brian Corbman
Brian Corbman, Managing Director
Nexcore Capital, Inc.
April 11, 2008

Phone: 858-658-9800          Fax: 858-658-9809